Exhibit 23.2
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of M & F Worldwide Corp. of our report dated March 14, 2008 relating to the carve out financial statements of Pearson Data Management as of and for the years ended December 31, 2007, 2006 and 2005, which appears in the Current Report on Form 8-K/A of M & F Worldwide Corp. dated May 5, 2008.
/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Minneapolis, Minnesota
November 21, 2008